UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to our financial statements under Part I, Item 1, Financial Statements and to Overview and Outlook under Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, and to Overview and Outlook under Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2013 (“2013 Form 10-K”), of registrants Ameren Corporation (“Ameren”) and Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), for a discussion of Ameren Missouri’s intention to file an electric rate case with the Missouri Public Service Commission (“MoPSC”) by July 15, 2014.

On July 3, 2014, Ameren Missouri filed a request with the MoPSC seeking approval to increase its annual revenues for electric service by $264 million. The rate request seeks recovery of increased net energy costs and rebates provided for customer-installed solar generation, as well as recovery of and a return on additional electric infrastructure investments made for the benefit of Ameren Missouri’s customers. Gross plant additions since the last rate order total $1.4 billion and include electric infrastructure investments for upgrades to the electrostatic precipitators at the coal-fired Labadie energy center to meet more stringent environmental regulations and reduce air emissions; the replacement nuclear reactor vessel head at the Callaway energy center in order to ensure continued safe and dependable operations; two new substations in St. Louis; and the O’Fallon energy center, which will be Missouri’s largest investor-owned utility solar facility, among other things. The rate request includes $127 million related to an increase in net energy costs above the net energy costs included in base rates previously authorized by the MoPSC in its December 2012 electric rate order, 95% of which, absent initiation of this general rate proceeding, would have been reflected in rate adjustments implemented under Ameren Missouri’s existing fuel and purchased power cost recovery mechanism (“FAC”). The electric rate increase request is based on a 10.4% return on equity, a capital structure composed of 51.6% equity, an electric rate base for Ameren Missouri of $7.3 billion, and a test year ended March 31, 2014, with certain pro-forma adjustments expected through the anticipated true-up date of December 31, 2014.

As a part of its filing, Ameren Missouri also requested continued use of the FAC and the regulatory tracking mechanisms for storm costs, vegetation management/infrastructure inspection costs, pension and postretirement benefits and uncertain income tax positions that the MoPSC previously authorized in earlier electric rate orders. The FAC allows Ameren Missouri to adjust customer rates to reflect 95% of changes in net energy costs greater or less than the amount set in base rates without a traditional rate proceeding, subject to MoPSC prudence reviews. Net energy costs include fuel and purchased power costs, including transportation charges and revenues, net of off-system sales.

The MoPSC proceeding relating to the proposed electric service rate changes will take place over a period of up to 11 months and a decision by the MoPSC in such proceeding is expected by May 2015 with rates effective in June 2015. Ameren Missouri cannot predict the level of any electric service rate change the MoPSC may approve, when any rate change may go into effect or whether any rate increase that may eventually be approved will be sufficient for Ameren Missouri to recover its costs and earn a reasonable return on its investments when the increase goes into effect.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in the 2013 Form 10-K and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the complaint cases filed by Noranda and 37 residential customers with the MoPSC in February 2014; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•	the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at either the state or federal levels and the implementation of deregulation;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•	the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

•	increasing capital expenditure and operating expense requirements and our ability to timely recover these costs;

•	the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•	disruptions of the capital markets, deterioration in our credit metrics, or other events that may make our access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with additional nuclear generation at its Callaway energy center;

•	operation of Ameren Missouri’s Callaway energy center, including planned and unplanned outages, and decommissioning costs;

•	the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cyber attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Gregory L. Nelson
Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Michael L. Moehn
Michael L. Moehn
Chairman, President and Chief Executive Officer

Date: July 3, 2014